UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019

HERITAGE-CRYSTAL CLEAN, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33987	26-0351454
(State or other jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2175 Point Boulevard, Suite 375, Elgin, IL 60123
 (Address of Principal Executive Offices) (Zip Code)

(847) 836-5670
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective February 1, 2019, Mr. John Lucks, the Company's Senior Vice President of Sales and Marketing, has retired from the Company. The Company entered into a Retirement and Release Agreement (the “Retirement Agreement”) with Mr. Lucks, setting forth the terms of Mr. Lucks' retirement from his position as Senior Vice President of Sales and Marketing of the Company, which is effective February 1, 2019. Under the terms of the Retirement Agreement:

•	HCCI will pay to Lucks or any heirs, administrators, representatives, executors, successors and assigns two (2) years of Base Salary.

•	HCCI will pay to Lucks or any heirs, administrators, representatives, executors, successors and assigns any Management Incentive Plan (MIP) in cash awarded for calendar year 2018, payable in 2019.

•
HCCI will reimburse Lucks for the cost of maintaining COBRA continuation coverage under HCCI's group health plan for the greater of 12 months or until Lucks is fully covered by a subsequent health care plan, and for Medicare program premiums.

•	4,394 previously granted and earned Long Term Incentive Plan (LTIP) stock grants will continue to vest for the benefit of Lucks as provided in the Stock Award plan.

The foregoing description of the Retirement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Retirement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Exhibit No.                                    Description
10.1                                        Retirement Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.

Date: February 4, 2019	By: /s/ Mark DeVita
Title: Chief Financial Officer